UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 28, 2009

NIVS IntelliMedia Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52933	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31, Shuikou Road, Huizhou, Guangdong, People’s Republic of China 516006

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3125862

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Related Person Transactions Policy

On January 28, 2009, the Board and Audit Committee of the Company approved and adopted the NIVS IntelliMedia Technology Group, Inc. Policy and Procedures With Respect To Related Person Transactions (the “RPT Policy”). The RPT Policy indicates that it is the Company’s policy to enter into or ratify Related Person Transactions (as defined in the RPT Policy) only when the Board, acting through the Audit Committee or as otherwise described in the RPT Policy, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons (as defined in the RPT Policy) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

The above description of the RPT Policy is qualified in its entirety by reference to the full text of the RPT Policy, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Audit Committee Charter Amendment

On January 28, 2009, the Board and the Audit Committee also approved and adopted an amendment to the Company’s Audit Committee Charter to make certain technical, clarifying and other changes.  A copy of the Company’s Amended and Restated Audit Committee Charter is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	NIVS IntelliMedia Technology Group, Inc. Policy and Procedures With Respect To Related Person Transactions.
99.2	Amended and Restated Audit Committee Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS IntelliMedia Technology Group, Inc.

Dated: February 3, 2009	By:	/s/ Tianfu Li
	Name:	Tianfu Li
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	NIVS IntelliMedia Technology Group, Inc. Policy and Procedures With Respect To Related Person Transactions
99.2	Amended and Restated Audit Committee Charter